Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CONSTELLATION ENERGY PARTNERS LLC", CHANGING ITS NAME FROM "CONSTELLATION ENERGY PARTNERS LLC" TO "SANCHEZ PRODUCTION PARTNERS LLC", FILED IN THIS OFFICE ON THE THIRD DAY OF OCTOBER, A.D. 2014, AT 9:52 O'CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRD DAY OF OCTOBER, A.D. 2014, AT 4 O'CLOCK P.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:52 AM 10/03/2014
FILED 09:52 AM 10/03/2014
SRV 141253528 - 3922446 FILE

CONSTELLATION ENERGY PARTNERS LLC

FOURTH CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

Constellation Energy Partners LLC (the "Company), a limited liability company, organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the DLLCA"), having its registered office in the County of New Castle, State of Delaware, hereby certifies pursuant to Section 18-202 of the DCLLA:

FIRST: That the name of the Company is Constellation Energy Partners LLC. The original Certificate of Formation of the Company, under the name CBM Equity IV, LLC, was filed with the Delaware Secretary of State's Office on February 7, 2005; the Certificate of Amendment was filed with the Delaware Secretary of State's Office on May 25, 2005; the Second Certificate of Amendment was filed with the Delaware Secretary of State's Office on May 10, 2006; and the Third Certificate of Amendment was filed with the Delaware Secretary of State's Office on July 18, 2006.

SECOND: The text of the first sentence in ARTICLE FIRST of the Certificate of Formation is hereby amended and restated in its entirety to read as follows:

"FIRST: The name of the limited liability company is Sanchez Production Partners LLC."

THIRD: This document shall become effective at 4:00 p.m. Eastern Time on October 3, 2014.

IN WITNESS WHEREOF, the undersigned has executed this Fourth Certificate of Amendment to the Certificate of Formation as of the 3rd of October, 2014.

CONSTELLATION ENERGY PARTNERS LLC

By: [signature]
Stephen R. Brunner
Authorized Person